EXHIBIT 32.2

CERTIFICATION OF

INTERIM PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Cameron Durrant, certify, to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Humanigen, Inc. on Form 10-K for the year ended December 31, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report of Humanigen, Inc. on Form 10-K fairly presents in all material respects the financial condition and results of operations of Humanigen, Inc.

By:	/s/ Cameron Durrant

Name:	Cameron Durrant
Title:	Chief Executive Officer (Interim Principal Financial and Accounting Officer)
Date:	March 16, 2020